Exhibit 99.2

2Q15 Earnings Presentation August 5, 2015 Presenters: Anthony G. Petrello Chairman, President & Chief Executive Officer William J. Restrepo Chief Financial Officer

Forward-Looking Statements We often discuss expectations regarding our markets, demand for our products and services, and our future performance in our annual and quarterly reports, press releases, and other written and oral statements. Such statements, including statements in this document incorporated by reference that relate to matters that are not historical facts are “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the U.S. Securities Exchange Act of 1934. These “forward-looking statements” are based on our analysis of currently available competitive, financial and economic data and our operating plans. They are inherently uncertain, and investors must recognize that events and actual results could turn out to be significantly different from our expectations. Factors to consider when evaluating these forward-looking statements include, but are not limited to: • • • • • • • • fluctuations in worldwide prices and demand for natural gas and oil; fluctuations in levels of natural gas and oil exploration and development activities; fluctuations in the demand for our services; the existence of competitors, technological changes and developments in the oilfield services industry; our ability to complete, and realize the expected benefits of, any strategic transactions; the existence of operating risks inherent in the oilfield services industry; the possibility of changes in tax laws and other laws and regulations; the possibility of political or economic instability, civil disturbance, war or acts of terrorism in any of the countries in which we do business; and general economic conditions including the capital and credit markets. • Our businesses depend, to a large degree, on the level of spending by oil and gas companies for exploration, development and production activities. Therefore, a continued decrease in the price of natural gas or oil, which could have a material impact on exploration and production activities, could also materially affect our financial position, results of operations and cash flows. The above description of risks and uncertainties is by no means all inclusive, but is designed to highlight what we believe are important factors to consider. Statements made in this presentation include non-GAAP financial measures. The required reconciliation to the nearest comparable GAAP financial measures included in the investor relations section of our website. 2

Recent Highlights 1111, NABORS 3

Financial Summary ($000 except EPS) 2Q14 3Q14 4Q14 1Q15 2Q15 Revenue $1,616,405 $1,810,911 $1,783,407 $1,421,209 $862,189 Adjusted EBITDA 416,280 489,958 445,692 374,466 288,177 Operating Income 133,460 203,377 152,120 93,447 69,981 GAAP Diluted EPS(1) 0.21(2) 0.34(3) (3.06)(4) 0.43(5) (0.14)(6) (1) (2) Diluted EPS from continuing operations Includes several charges related to businesses in the process of being disposed and the redemption of SWSI preferred stock, which net to a loss of approximately 3¢ per share Includes charges of 5¢ per share for income tax and merger-related fees, net of early termination payment, gain on sale of Alaska E&P and other items Includes charges and impairments of $3.39 per share related to asset impairments and transaction costs Includes net benefit of 23¢ per share for net gain from the C&J Energy Services transaction, tax benefits from various international jurisdictions, and severance charges from workforce reductions Includes 23¢ per share of tax expense (3) (4) (5) (6) 4

Current Debt and Liquidity Liquidity(4) (at June 30, 2015) • Cash & Available Capacity: $2,345 Investment in Affiliate (at June 30, 2015) • C&J stock(5): $ 825 (1) (2) (3) (4) (5) Capitalization defined as Net Debt plus Shareholders’ Equity Coverage defined as TTM Adjusted EBITDA / TTM Interest Expense Leverage defined as Total Debt / TTM Adjusted EBITDA Reflects the expansion of the revolving credit facility during July 2015 Based on C&J stock price as of 6/30/15; subject to lockup through 9/22/15 5 Note: Subtotals may not foot due to rounding High1Q152Q15ChangeChange ($MM's)3/31/123/31/156/30/151Q15 to 2Q15 2Q15 from High Total Debt Cash and ST Investments Net Debt Shareholder’s Equity Net Debt to Capitalization(1) Coverage(2) Leverage(3) $4,773$3,825$3,758($67)($1,015) 494621470151(24) $4,279$3,204$3,28884($991) 5,8114,9594,932(27)(879) 42.4%39.3%40.0%0.7%(2.4%) 7.8x9.6x9.0x(0.6x)1.2x 2.5x2.2x2.4x0.2x(0.1x)

Drilling & Rig Services 1111, NABORS 6

2Q15 Rig Utilization & Availability 2Q15 Rig Average Rig Fleet(1) Years Utilization U.S. Lower 48 AC Legacy U.S. Lower 48 Total U.S. Offshore Alaska 172 85 257 17 19 92 12 104 8 8 53% 14% 40% 47% 42% 57 10 17% Canada International 175 127 73% Subtotal PACE®-X Construction(2) Intl. Newbuilds & Upgrades(2) U.S. & Intl. Offshore Newbuilds(2) 525 9 5 3 256 49% Total Fleet 542 (1) As of 6/30/15 (2) Includes announced newbuild commitments and rigs to be completed in 2015 Numbers may not calculate due to rounding 7

2Q15 U.S. Rig Utilization Power Type and Pad Capability % As of 6/30/15 8 Walking Skidding Pad Capable Not Pad Capable Total Rigs Total AC Legacy Grand Total WorkingTotal 69120 17 Util. 58% 14% WorkingTotal 1018 313 Util. 56% 23% Total 57% 20% WorkingTotal 834 665 Util. 24% 9% 172 85 Util. 51% 12% 70127 55% 1331 42% 53% 1499 14% 257 38%

PACE®-X Rig Deployments & Rig Years 45 40 35 30 25 20 15 10 5 0 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 Deployments Cumulative Deployments Cumulative Rig Years 37 PACE®-X Rig Years through 2Q15 > As of 6/30/15 9

2Q15 International Working Rigs As of 6/30/15 10 Total 124 Russia 4 Saudi 41 Venezuela 5 Kuwait 2 Malaysia 1 Mexico 7 Oman 4 PNG 1 Romania 1 Ecuador 5 India 4 Iraq 1 Italy 1 Kazakhstan 2 Kurdistan 2 Algeria 10 Angola 1 Australia 1 Argentina 23 Colombia 7 Congo 1

Outlook and Summary 1111, NABORS 11

Strategic Focus Capitalize on the existing asset base > Differentiate the rig and service offerings > Improve financial flexibility > Enhance operational excellence > 12

Appendix 1111, NABORS 13

Rig Margins & Activity (1) Margin = gross margin per rig per day for the period. Gross margin is computed by subtracting direct costs from operating revenues for the period. (2) Includes early termination payment of $30 million 14 Drilling 3Q14 4Q14 1Q15 2Q15 Margin (1)Rig Yrs Margin (1)Rig Yrs Margin (1)Rig Yrs Margin (1)Rig Yrs U.S. Drilling$12,756(2)216.0 Canada9,66334.3 International15,490130.1 $11,525212.2 9,88936.9 17,803121.2 $13,487167.6 9,92725.6 18,865130.1 $13,739119.5 7,7719.7 17,263127.1